                                                                   EXHIBIT 10.17
                                   AGREEMENT


     AGREEMENT dated as of this July 31, 1997 between and among Petersen Holdings, L.L.C., a Delaware limited liability company (the "Company"), BrightView Communications, Inc., a Delaware corporation ("BrightView"), Petersen Publishing Company, L.L.C., a Delaware limited liability company ("Publishing"), James D. Dunning, Jr. ("Dunning"), Laurence H. Bloch ("Bloch"), Stuart Karu ("Karu" and, collectively with Dunning and Bloch, the "Investors"), D. Claeys Bahrenburg ("Bahrenburg"), Neal Vitale ("Vitale") and Richard S Willis ("Willis" and collectively with Bahrenburg and Vitale, the "Executives"). The Executives and the Investors are referred to herein collectively as the "Holders" and each is referred to herein individually as a "Holder." Capitalized terms contained in this letter and not otherwise defined herein shall have the meanings ascribed to such terms in the Amended and Restated Limited Liability Company Agreement of Petersen Holdings, L.L.C. dated as of September 30, 1996 (the "LLC Agreement").

     Contemporaneously with the consummation of the transactions contemplated hereby, the Company will approve the Petersen Holdings, L.L.C. 1997 Long-Term Equity Incentive Plan (the "Plan") and grant options to purchase Class A Common Units of the Company (the "Options") to the persons and in the amounts set forth on Schedule I hereto. Each of the Holders is the holder of certain Class B Common Units and Class C Common Units. The Company and the Holders have proposed that the Holders deliver all of such Class B Common Units and Class C Common Units to the Company in exchange for newly issued Class D Common Units of Holdings on the terms set forth in the LLC Agreement as amended and restated as of the date hereof set forth in Exhibit A hereto (the "Amended LLC Agreement"). Each of the Executives obtained his Class B Common Units and Class C Common Units pursuant to, and holds such units in accordance with the terms of, an Executive Securities Purchase and Employment Agreement dated as of September 30, 1996 with the Company, BrightView and Publishing (each, as amended, an "Employment Agreement").

     In consideration of the mutual agreements set forth herein and other good and valuable consideration the receipt of which is hereby acknowledged, each of the parties hereto hereby agrees as follows:

     1. Executive Carry Securities and Outstanding Class A Common Units. All of the Class A Common Units issuable upon exercise of the Options shall be deemed to be outstanding for purposes of the definitions of "30% IRR Executive Percentage" and "35% IRR Executive Percentage" set forth in the LLC Agreement, and the portion of such Class A Common Units identified on Schedule I attached hereto as "Executive Carry Securities" shall, upon designation thereof as "Executive Carry Securities" by the Willis Stein Majority Holders, be deemed to be Executive Carry Securities for purposes of the LLC Agreement.

     2. Amended LLC Agreement. Pursuant to Section 12.5 of the LLC Agreement, the undersigned hereby acknowledge and agree to the form and terms of the Amended LLC Agreement.

     3. Exchange of Class B Common Units and Class C Common Units for Class D Common Units. Each of the Holders agrees that, effective upon the effectiveness of the Amended LLC Agreement, all of such Holder's Class B Common Units and Class C Common Units as of the date hereof shall be automatically converted into Class D Common Units of the series and in the amount set forth for such Holder on Schedule II attached hereto (the "Exchange").

     4. Vesting of Class D Common Units. Each of the Executives agrees that the Class D Common Units issued to such Executive are "Executive Securities" and "Vesting Executive Securities" within the meaning of such Executive's Employment Agreement, are subject to the Repurchase Option set forth in such agreement and, notwithstanding any other provision of the Employment Agreement, such Class D Common Units are Unvested Securities and not Vested Securities (for purposes of such Executive's Employment Agreement) and shall become vested, within the meaning thereof, only as set forth in this paragraph 4. Without limiting the foregoing, (i) the first two sentences of paragraph 2(b) of each of the Employment Agreements is hereby deleted therefrom, and (ii) any securities received by an Executive in exchange for, upon conversion of or otherwise in respect of such Class D Common Units (in connection with any recapitalization, reorganization, merger, consolidation or any other change in the structure or ownership interests of the Company, including but not limited to an IPO Roll-up or any other exchange or contribution of substantially all of the equity securities of the Company for securities of any other entity), shall continue to be Vesting Executive Securities. For purposes hereof, "IPO Roll-up" means a transaction approved by the Board of Directors of BrightView pursuant to which holders of all or a substantially portion of the equity interests in the Company would contribute such interests to BrightView in exchange for capital stock of BrightView or another transaction pursuant to which all or a substantial part of the Company's equity interests would be converted in to capital stock of BrightView, in connection with an offering and sale to the public of shares of capital stock of BrightView pursuant to a registration statement filed with the U.S. Securities and Exchange Commission under the Securities Act of 1933, as amended.

               (a) The Class D Common Units issued to an Executive will fully vest on the fifth anniversary of the date hereof, if and only if such Executive is, and has been, continuously employed by the Company from the date of this Agreement through such date; provided that if an Executive's period of such continuous employment by the Company is terminated upon the death or Disability of such Executive while an employee of the Company, the Class D Common Units held by such Executive shall upon such termination of employment be deemed to be Vested Securities, for purposes of such Executive's Employment Agreement.

               (b) If an Executive has been continuously employed by the Company from the date of this Agreement until a Public Offering, then from and after the date of consummation of the Public Offering (the "IPO Date") such Executive's Class D Common Units shall commence to vest (to the extent not previously vested) in accordance with the following accelerated schedule: so long as such Executive has remained continuously employed by the Company from the date of this Agreement,

          (i) 33 1/3% of such Executive's Class D Common Units will vest upon each of the first, second and third anniversaries of the IPO Date, and
          (ii) as of any date other than an anniversary of the IPO Date, the cumulative percentage of such Executive's Class D Common Units to become vested shall be determined on a pro rata basis according to the number of days elapsed since the IPO Date or the prior anniversary thereof, if more recent. For purposes hereof, "Public Offering" means any offering by the Company or any successor entity to the Company (pursuant to a Reorganization or IPO Roll-up, as defined in the Plan) of its capital stock or equity securities to the public pursuant to an effective registration statement under the Securities Act, as then in effect, or any comparable statement under any similar federal statute then in force.

               (c) If an Executive has been continuously employed by the Company from the date of this Agreement until a Sale of the Company, the portion of such Executive's Class D Common Units which has not become vested at the date of such event shall immediately vest with respect to 100% of such Executive's Class D Common Units simultaneously with the consummation of the Sale of the Company.

               (d) Within 30 days after the issuance to each Executive of the Class D Common Units, such Executive shall make an effective election with respect to such units with the Internal Revenue Service under
          Section 83(b) of the Internal Revenue Code and the regulations promulgated thereunder in a form mutually acceptable to the Company and such Executive.

     5. Additional Agreements. Each of the Holders agrees that the Class D Common Units issued to such Holder shall be subject to the restrictions set forth in the Securityholders Agreement, as amended, in the same manner and to the same effect as the Class B Common Units and Class C Common Units held by such Holder. Each of the Investors also agrees that the Class D Common Units issued to such Investor shall be subject to the restrictions set forth in each other agreement to which such Holder is a party, to the same extent as the Class B Common Units and Class C Common Units held by such Investor are subject to such restrictions prior to the Exchange.

     6. Agreement Governs. Notwithstanding any provision of any Employment Agreement to the contrary, each of the Executives agrees that, to the extent that any provision of this Agreement is inconsistent with any provision of such Executive's Employment Agreement, the provisions of this Agreement shall control and supersede such inconsistent provision of such Executive's Employment Agreement.

     7. Miscellaneous. This Agreement may be executed in two or more counterparts, any one of which need not contain the signatures of more than one party, but all of which taken together shall constitute one and the same Agreement. Each of the Holders agrees that at any time and from time to time upon the written request of the Company, such Holder shall execute and deliver such further documents and do such further acts and things as the Company may reasonably request in order to effect the purposes of this Agreement. None of the terms or provisions of this Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by the parties hereto. This Agreement and all obligations of the Holders hereunder shall together with the rights and remedies of the Company hereunder, inure to the benefit of the Company and its successors and assigns. This Agreement, those documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

                         *    *     *    *    *

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of July 31, 1997.

                         PETERSEN HOLDINGS, L.L.C.
                         By:  BRIGHTVIEW COMMUNICATIONS GROUP, INC.
                         Its:  MANAGING MEMBER


                         By: /s/ James D. Dunning, Jr.
                             -------------------------------------
                             Name:  James D. Dunning, Jr.
                             Title: Chief Executive Officer


                         BRIGHTVIEW COMMUNICATIONS GROUP, INC.


                         By: /s/ James D. Dunning, Jr.
                             -------------------------------------
                             Name:  James D. Dunning, Jr.
                             Title: Chief Executive Officer


                         PETERSEN PUBLISHING COMPANY, L.L.C.


                         By: Robert E. Petersen
                             -------------------------------------
                             Name:  Robert E. Petersen
                             Title:

                             /s/ James D. Dunning, Jr.
                             -------------------------------------
                                 James D. Dunning, Jr.

                             /s/ Laurence H. Bloch
                             -------------------------------------
                                 Laurence H. Bloch

                             /s/ Stuart Karu
                             -------------------------------------
                                 Stuart Karu

                             /s/ D. Claeys Bahrenburg
                             -------------------------------------
                                 D. Claeys Bahrenburg

                             /s/ Neal Vitale
                             -------------------------------------
                                 Neal Vitale

                             /s/ Richard S Willis
                             -------------------------------------
                                 Richard S Willis